UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 30, 2014

SPORT CHALET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada, CA 91011

(Address of principal executive offices) (Zip Code)

(818) 949-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2014, Sport Chalet, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vestis Retail Group, LLC, a Delaware limited liability company (“Vestis”), and Everest Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Vestis (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) within five business days after the execution of the Merger Agreement to purchase all of the outstanding shares of the Class A Common Stock, $0.01 par value per share, of the Company (the “Class A Shares”) and the Class B Common Stock, $0.01 par value per share, of the Company (the “Class B Shares” and together with the Class A Shares, the “Common Stock”) at a price per share of $1.20, net to the seller, in cash without interest, less any applicable withholding taxes, and subject to adjustment as described below. If the shares of Common Stock tendered into the Offer (together with the shares to be acquired by Merger Sub pursuant to the Stock Purchase Agreement and the Top-Up Option described below) do not constitute at least 90% of each of the Class A Shares and the Class B Shares on a fully diluted basis (as calculated pursuant to the Merger Agreement), the price per share of all Common Stock subject to the Offer will automatically be reduced to $1.04, net to the seller, in cash without interest, less any applicable withholding taxes. The amount actually paid by Merger Sub in the Offer is referred to as the “Offer Price.”

The obligation of Merger Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement. In particular, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of outstanding shares of Common Stock that have been validly tendered and not validly withdrawn, together with any shares of Common Stock then owned by Vestis or Merger Sub and the shares of Common Stock to be purchased from the Olberz Family (as described below), equals at least a majority in voting power of the Common Stock on a fully diluted basis (as calculated pursuant to the Merger Agreement).

As soon as practicable after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Vestis.

In the Merger, each share of Common Stock, other than shares of Common Stock owned by Vestis, Merger Sub, the Company, the Olberz Family (as defined below) or stockholders who have validly exercised and not validly withdrawn their appraisal rights under Delaware law, will be converted into the right to receive cash in an amount equal to the Offer Price. The Merger Agreement provides that the Company and the Company’s board of directors will take certain actions to provide that each holder of options to acquire shares of Common Stock (whether or not then vested or exercisable) will be provided with a notice pursuant to which all options held by such holder will become vested in full and exercisable during a twenty (20) day notice period, with such accelerated vesting and exercise contingent on the closing of the Merger. Any options that are not exercised during the notice period will be cancelled immediately prior to the closing of the Merger, except that if an option is not exercised and such option’s exercise price is less than the Offer Price, such option will be automatically deemed to have been exercised by net settlement contingent on, and effective immediately prior to, the closing of the Merger.

The Company has granted to Merger Sub an irrevocable option (the “Top-Up Option”) to purchase the number of newly-issued Class A Shares and Class B Shares that, when added to the number of Class A Shares and Class B Shares held by Vestis and Merger Sub after giving effect to the Common Stock validly tendered into the Offer and the Stock Purchase Agreement described below would constitute at least 90% of each of the Class A Shares and the Class B Shares on a fully diluted basis (as calculated pursuant to the Merger Agreement); provided, however, that the Company shall not be required to issue a number of Class A Shares or Class B Shares in excess of the number of authorized but unissued or unreserved shares of either class of Common Stock or if such issuance would be prohibited by any applicable law or legal order. If the minimum tender condition described above is satisfied, Merger Sub will be obligated to exercise the Top-Up Option if doing so will permit Merger Sub to acquire at least 90% of each of the Class A Shares and Class B Shares. If Vestis and Merger Sub acquire more than 90% of each of the Class A Shares and Class B Shares, including through exercise of the Top-Up Option, Merger Sub will complete the Merger through the “short form” procedures available under Delaware law.

Substantially simultaneously with the execution and delivery of the Merger Agreement, The Olberz Family Trust dated 05/06/1997, Eric S. Olberz and Irene M. Olberz (collectively, the “Olberz Family”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Vestis, Merger Sub and, solely with respect to certain provisions, the Company. The Stock Purchase Agreement provides that the Olberz Family shall (i) sell to Merger Sub all of the Common Stock owned by them immediately following (and contingent upon) the consummation of the Offer at a price equal to $0.75 per share (subject to certain adjustments set forth in the Stock Purchase Agreement), and (ii) support the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Stock Purchase Agreement. As of the date hereof, the Olberz Family collectively owns approximately 61% of the outstanding Class A Shares and approximately 7% of the outstanding Class B Shares.

Substantially simultaneously with the execution and delivery of the Merger Agreement, each of Craig L. Levra, the Company’s Chairman of the Board and Chief Executive Officer, Howard K. Kaminsky, the Company’s Executive Vice-President – Finance, Chief Financial Officer and Secretary, and Dennis Trausch, the Company’s Executive Vice President – Growth and Development, who collectively own approximately 3% of the outstanding Class A Shares and 53% of the outstanding Class B Shares, have separately entered into a Tender and Support Agreement (each a “Support Agreement”) with Vestis and Merger Sub, providing that they shall (i) tender the shares of Common Stock owned by them into the Offer, and (ii) otherwise support the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Support Agreement. In the event that the Company’s board of directors changes its recommendation, the number of shares subject to the Support Agreements will be reduced on a pro rata basis to a number such that all shares subject to the Support Agreements, together with the shares owned by the Olberz Family, represents 35% of the voting power of the Company.

Substantially simultaneously with the execution and delivery of the Merger Agreement, and as an inducement to Vestis entering into the Merger Agreement, an affiliate of the Olberz Family amended its lease to the Company of the Company’s headquarters (the “Lease Amendment”). The Lease Amendment grants the Company the right to terminate the lease upon the giving of nine or twelve months’ notice, together with the concurrent payment of a lease termination fee of $300,000 (for nine months’ notice) or $200,000 (for twelve months’ notice).

In order to encourage the Olberz Family to cooperate with and facilitate the transactions contemplated by the Merger Agreement, substantially simultaneously with the execution and delivery of the Merger Agreement, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with the Olberz Family. The Indemnification Agreement provides that the Company shall indemnify the Olberz Family against certain liabilities incurred by them in connection with such transactions to the same extent that it indemnifies directors and officers.

Pursuant to the terms of the Merger Agreement, the Company may not solicit, initiate or knowingly encourage any proposal or inquiry that constitutes or would be reasonably likely to lead to an acquisition proposal and has agreed to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary duties of the Company’s board of directors. The Company must give Vestis three business days’ notice before the Company is permitted to change its recommendation with respect to the Merger Agreement. Any material amendments to an acquisition proposal require at least a two business day notice by the Company to Vestis prior to any change in recommendation by the Company’s board of directors.

The Merger Agreement contains certain termination rights for the Company and Vestis including, with respect to Vestis, in the event that the Company’s board of directors changes its recommendation or more than 72,544 shares of Common Stock held by the Olberz Family shall have been sold pursuant to a margin loan with Wedbush Securities, Inc. after May 31, 2014 and before the closing of the Merger. In the event Vestis terminates the Merger Agreement under these specified circumstances, the Company is required to pay to Vestis a termination fee equal to $271,204 if the Offer Price is $1.20 and $250,458 if the Offer Price is $1.04, plus all of Vestis’ documented out-of-pocket expenses.

Bank of America, N.A., as Agent (the “Revolver Agent”) for the Company’s October 2010 $75 million revolving credit facility, has entered into a Consent Agreement (the “Revolver Consent Agreement”) with the Company and its subsidiaries, dated June 27, 2014, pursuant to which the Revolver Agent consents to the Company’s entering into the Merger Agreement and the Stock Purchase Agreement, consummation of the Offer and acquisition by Vestis of more than 50% of the voting power of the Company, and the consummation of the Offer, the acquisition of 100% of the voting power of the Company and the Merger, and agrees that those transactions will not result in a Change of Control Default under the revolving credit facility. The Revolver Consent Agreement obligates the Company, upon the earlier of the effectiveness of the Merger or December 31, 2014, to repay the $75 million revolving credit facility and terminate the lender’s commitments under that facility.

Crystal Financial SBIC LP, as Agent (the “Term Agent”) for the Company’s June 27, 2014 $15 million term loan, has entered into a Consent Agreement (the “Term Loan Consent Agreement”) with the Company and its subsidiaries, dated June 27, 2014, pursuant to which the Term Agent consents to the Company’s entering into the Merger Agreement and the Stock Purchase Agreement, consummation of the Offer and acquisition by Vestis of more than 50% of the voting power of the Company, and the consummation of the Offer, the acquisition of 100% of the voting power of the Company and the Merger, and agrees that those transactions will not result in a Change of Control Default under the term loan facility. The Term Loan Consent Agreement conditions the effectiveness of the consent beyond the earlier of the effectiveness of the Merger or December 31, 2014, upon the Company’s satisfying various conditions relating to the Term Agent’s evaluation of the Company’s business and financial condition. If those conditions are met, the consent will be effective for the entire term of the term loan. If those conditions are not met by the earlier of the effectiveness of the Merger or December 31, 2014, then the Company will be in default of the term loan, which the Term Agent will then be entitled to declare due and payable in full.

The foregoing descriptions of the Merger Agreement, the Stock Purchase Agreement, the Support Agreements, the Lease Amendment, the Indemnification Agreement, the Revolver Consent Agreement and the Term Loan Consent Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, hereto and are incorporated herein by reference.

The Merger Agreement has been provided solely to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about any of the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and may be subject to important qualifications and limitations agreed upon by the parties. The representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, may be subject to contractual standards of materiality that differ from those generally applied by investors, may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may not be accurate or complete as of any specified date. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the Company has delivered to Vestis. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Vestis, Merger Sub or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may not be fully reflected in the Company’s public disclosures.

The disclosure under Item 5.02 below is incorporated herein by reference.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team. These forward-looking statements involve significant risks and uncertainties, including those discussed below and others that can be found in the Company’s Form 10-K for the year ended March 31, 2013 (and in our upcoming Annual Report on Form 10-K for the fiscal year ended March 30, 2014), and in any subsequent periodic reports from the Company on Form 10-Q and Form 8-K. The Company is providing this information as of the date of this report and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. Forward-looking statements can be identified by the use of words such as “will,” “could,” “should,” “may,” “anticipate,” “expect,” “intend,” “estimate,” “believe,” “project,” “plan,” “potential,” “continue,” or other similar expressions. Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities, and the outlook for the Company’s businesses, performance and opportunities; the expected timing of the completion of the transactions contemplated by the Merger Agreement; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties regarding Vestis’ and the Company’s ability to integrate successfully; uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the failure of the Company’s stockholders to approve the Merger; the failure to complete the Offer or the Merger in the timeframe expected by the parties or at all; the possibility that various closing conditions for the transactions may not be satisfied or waived; the Company’s ability to maintain relationships with employees, customers, or suppliers; the negative effect of the economic downturn and the lack of winter weather on the Company’s sales; limitations on borrowing under the Company’s bank credit facility; the Company’s ability to control operating expenses and costs; the competitive environment of the sporting goods industry in general and in the Company’s specific market areas; the challenge of maintaining the Company’s competitive position; the Company’s ability to maintain the growth of its Team Sales Division and online business; the Company’s ability to regain or subsequently maintain compliance with the requirements for continued listing of its common stock; and changes in costs of goods and services. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements speak only as of the date they were made. None of the Company, Vestis, Merger Sub, nor any of their affiliates undertakes any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Form 8-K.

Notice to Investors about the Offer

The tender offer described in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the SEC. At the time the offer is commenced, Merger Sub will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. These materials will be sent free of charge to all stockholders of the Company when available. In addition, these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available at Vestis’ offices at 2929 Arch Street, Cira Center, Philadelphia, Pennsylvania 19104, telephone number (215) 609-3400. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting the Company’s Corporate Secretary at One Sport Chalet Drive, La Cañada, California 91011, telephone number (818) 949-5300 or spch@finprofiles.com.

Item 5.02.	Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2014, Craig L. Levra and Howard K. Kaminsky each entered into an amendment (the “Amendments”) to his Employment Agreement, dated December 31, 2008, with the Company. Each Amendment provides that the executive party thereto waives certain termination benefits to which he otherwise may become entitled as a result of the transactions contemplated by the Merger Agreement described in Item 1.01 above.

The foregoing description of each Amendment does not purport to be complete and is qualified in its entirety by reference to the each Amendment, which are filed as Exhibit 99.7 and 99.8 hereto and each are incorporated herein by reference.

Item 8.01.	Other Events

On June 30, 2014, the Company issued a press release announcing, among other things, its entry into the Merger Agreement described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.9 and is incorporated herein by reference.

On June 30, 2014, the Company sent a letter to the employees of the Company, which is attached hereto as Exhibit 99.10 and is incorporated herein by reference.

On June 30, 2014, the Company sent a list of Frequently Asked Questions to the employees of the Company, which is attached hereto as Exhibit 99.11 and is incorporated herein by reference.

On June 30, 2014, the Company sent a letter to selected vendors of the Company, which is attached as Exhibit 99.12 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 30, 2014, by and among Sport Chalet, Inc., Vestis Retail Group, LLC and Everest Merger Sub, Inc.

99.1	Stock Purchase Agreement, dated as of June 30, 2014, by and among The Olberz Family Trust dated 05/06/1997, Irene M. Olberz, Eric S. Olberz, Vestis Retail Group, LLC, Everest Merger Sub, Inc. and, solely with respect to certain provisions, Sport Chalet, Inc.

99.2	Form of Tender and Support Agreement, dated as of June 30, 2014, by and among Vestis Retail Group, LLC, Everest Merger Sub, Inc. and each of Craig L. Levra, Howard K. Kaminsky and Dennis Trausch.

99.3	First Amendment to Lease, dated as of June 30, 2014, by and between La Canada Properties, Inc. and the Company.

99.4	Indemnification Agreement, dated as of June 30, 2014, by and among the Company, Irene Maria Olberz, Eric Steven Olberz, and the Olberz Family Trust.

99.5	Consent Agreement, dated as of June 27, 2014, by and among Sport Chalet, Inc., Sport Chalet Value Services, LLC, Sport Chalet Team Sales, Inc., certain financial institutions and Bank of America, N.A., as Agent.

99.6	Consent Agreement, dated as of June 27, 2014, by and among Sport Chalet, Inc., Sport Chalet Value Services, LLC, Sport Chalet Team Sales, Inc., certain financial institutions and Crystal Financial SBIC LP., as Agent.

99.7**	Letter agreement, dated June 30, 2014, between Sport Chalet, Inc. and Craig L. Levra, waiving enhanced change-in-control termination benefits.

99.8**	Letter agreement, dated June 30, 2014, between Sport Chalet, Inc. and Howard K. Kaminsky, waiving enhanced change-in-control termination benefits.

99.9	Joint Press Release, issued by Sport Chalet, Inc. and Vestis Retail Group, LLC, dated June 30, 2014

99.10	Letter to employees, dated June 30, 2014

99.11	List of Frequently Asked Questions to employees, dated June 30, 2014

99.12	Letter to selected vendors, dated June 30, 2014

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.
**	Constitute management contracts, or compensatory plans or arrangements, which are required to be filed pursuant to Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2014	SPORT CHALET, INC.

	By	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice
President-Finance, Chief Financial Officer and Secretary